                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                                THERMEDICS INC.
                                       TO
                          THERMO ELECTRON CORPORATION

     As set forth in the section captioned "The Exchange Offer -- Procedures For Accepting The Exchange Offer And Tendering Shares" of the Prospectus dated May 1, 2000 (the "Prospectus"), this Notice of Guaranteed Delivery or one substantially in the form hereof must be used to tender shares of common stock, par value $0.10 per share (the "Shares"), of Thermedics Inc., a Massachusetts corporation (the "Company"), pursuant to the Offer (as defined below) if certificates evidencing Shares are not immediately available or the certificates evidencing Shares and all other required documents cannot be delivered to EquiServe, L.P. (the "Depositary") prior to the Expiration Date (as such term is used in the Prospectus), or if the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission, overnight courier or mail to the Depositary.

                        The Depositary for the Offer is:

                                EQUISERVE, L.P.

        By First Class Mail:                            By Hand:                    By Overnight, Certified or Express
                                                                                                   Mail:
           EquiServe, L.P.                  Securities Transfer & Reporting
   Attn: Corporate Reorganization                    Services, Inc.                           EquiServe, L.P.
            P.O. Box 8029                         c/o EquiServe, L.P.                 Attn: Corporate Reorganization
        Boston, MA 02266-8029                 100 Williams Street/Galleria                   150 Royall Street
                                                   New York, NY 10038                        Canton, MA 02021

        For Information Call:                   By Facsimile Transmission:                   For Confirmation Call:
           (781) 575-3120                           (781) 575-2233/2232                          (781) 575-3417
                                           (Valid For Book Entry Accounts Only)

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as such term is used in the Prospectus) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

Ladies and Gentlemen:

     The undersigned hereby tenders to Thermo Electron Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in the section of the Prospectus captioned "The Exchange Offer -- Procedures For Accepting The Exchange Offer And Tendering Shares."

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 Signature(s): ____________________________      Address: ______________________

 Name(s) of Record Holder(s): _____________      _______________________________
                                                                        Zip Code
 __________________________________________
                                                 Area Code and Tel. No(s):______
 __________________________________________
          Please Type or Print                   Check box if shares will be
                                                 tendered by book-entry
 Number of Shares: ________________________      transfer: [ ]

 Share Certificate No(s). (if available):        DTC Account Number: ___________

 __________________________________________

 __________________________________________

 Dated: _____________________________, 2000

                                   GUARANTEE
                   (Not to be used for signature guarantees)

      The undersigned, a firm which is a commercial bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the Stock Exchanges' Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program, hereby guarantees to either deliver to the Depositary certificates evidencing all the Shares tendered hereby, in proper form for transfer, or to deliver such Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company, in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as such term is used in the Prospectus) in the case of a book-entry transfer, and any other required documents, all within three American Stock Exchange trading days after the date hereof.

 Name of Firm: _________________________________________________________________

 Address: ______________________________________________________________________

 _______________________________________________________________________________
                                                                        Zip Code

 Area Code and Tel. No.: _______________________________________________________

 Authorized Signature: _________________________________________________________

 Name: _________________________________________________________________________

 Title: ________________________________________________________________________

 Dated: __________________________________________________________________, 2000

     NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
         CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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